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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      THE SECURITIES EXCHANGE ACT OF 1934

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         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 13, 2002

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                               NORDSTROM, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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            WASHINGTON              0-6074              91-0515058

         (STATE OR OTHER        (COMMISSION FILE     (I.R.S. EMPLOYER
         JURISDICTION OF            NUMBER)         IDENTIFICATION NO.)
          INCORPORATION)



                  1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)


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      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (206) 628-2111

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                                 INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS

     On May 13, 2002 the Registrant entered into an agreement (the "Stock Purchase Agreement") with the holders of the outstanding shares of series C preferred stock of Nordstrom.com, Inc. Pursuant to the Agreement, the Registrant will acquire all outstanding shares of Nordstrom.com, Inc. series C preferred stock (approximately 4.8 million shares) for approximately $70 million. After this transaction, the Registrant will own all outstanding shares of Nordstrom.com, Inc. preferred stock, leaving 135,000 shares of common stock and options to acquire 2,041,250 shares of common stock of Nordstrom.com, Inc. held by current and former employees, officers and directors of Nordstrom.com, Inc.

(c)  EXHIBITS


10.1 Stock Purchase Agreement dated May 13, 2002 between the Registrant and the parties listed on Schedule A thereto.






































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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NORDSTROM, INC.

                                          By:/s/ Michael G.Koppel
                                             --------------------------------
                                             Michael G. Koppel
                                             Executive Vice President and
                                             Chief Financial Officer

Dated: May 15, 2002









































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                                 EXHIBIT INDEX



EXHIBIT
NUMBER      DESCRIPTION

 10.1 Stock Purchase Agreement dated May 13, 2002 between the Registrant and the investors listed on Schedule A thereto.















































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                           STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made as of May 13, 2002, and is by and among the holders of Series C Preferred Stock of Nordstrom.com, Inc. listed on the attached Schedule A (the "Stockholders") and Nordstrom, Inc., a Washington corporation ("Purchaser").

     The parties to this Agreement are also parties to a Put Agreement dated as of November 1, 1999 (the "Put Agreement"), regarding the shares of Series C Preferred Stock of Nordstrom.com, Inc. (the "Company"). The parties mutually intend to provide for the sale of all Stockholders' ownership in the Company and to extinguish any rights and obligations of either party contained in the Put Agreement at the Closing by entering into and performing the terms and conditions of this Agreement.

     1.     Sale of Shares.

            1.1 Sale. Subject to the terms and conditions hereof, each Stockholder hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from each Stockholder, the shares of Series C Preferred Stock of the Company listed next to such Stockholder's name on the attached Schedule A (the "Shares") free and clear of all liens, encumbrances and charges whatsoever for a purchase price of fourteen and 569/1000 dollars ($14.569) per share and consisting of an aggregate purchase price for all Shares of seventy million four hundred thirteen and 68/100 dollars ($70,000,413.68) (the "Purchase Price"), payable in cash.

            1.2 Closing. The closing of the sale and purchase of the Shares under this Agreement shall be held at 10:00 a.m. Pacific Daylight Time on the later of (a) May 31, 2002, or earlier, upon at least one business days' prior notice to the Stockholders, at the Purchaser's election, or (b) the first business day after the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), at the offices of Lane Powell Spears Lubersky LLP, Seattle, Washington (the "Closing").

            1.3 Delivery. At the Closing and upon full payment of the Purchase Price of all the Shares, the Stockholders will deliver to the Purchaser stock powers for all of the Shares, duly endorsed for transfer of the Shares to the Purchaser dated the date of the Closing.

     2. Stockholders' Warranties and Representations. Each Stockholder hereby represents and warrants to the Purchaser that as of the date hereof and as of the Closing, the following statements are and will be true and correct:

            2.1 Title. Such Stockholder has good and marketable title to all of its Shares, free and clear of any and all liens, options, adverse claims and encumbrances. The Purchaser will acquire good, valid, marketable and indefeasible title to their respective Shares, free and clear of any and all claims, liens, charges, encumbrances and rights of third parties, other than those created by or through the Purchaser. The foregoing representations are subject to compliance with Section 3.7 of the Preferred Stock Purchase Agreement dated as of October 31, 1999 by and among the Company, Nordstrom.com Holdings, Inc. ("Holdings") and the Stockholders (the "Preferred Stock Purchase Agreement").

            2.2 Authority to Sell. Such Stockholder has all necessary partnership or limited liability company power, as the case may be, and authority to execute and deliver this Agreement, to sell, assign, transfer and deliver its Shares to Purchaser and to consummate the transactions provided for in this Agreement. The execution, delivery and performance of this Agreement by such Stockholder does not and will not violate any provision of any law, regulation or order applicable to such Stockholder, and does not and will not result in the breach of, or constitute a default under, any indenture or other agreement or instrument to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's assets may be bound or affected, or, except for (a) the advance notification requirements of HSR Act or (b) such notifications to the Company as may be required pursuant to Section 3.7 of the Preferred Stock Purchase Agreement, require any filing with or notification to any governmental authority or otherwise. The foregoing representation is qualified by those violations, breaches and defaults that (a)

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would not (i) individually or in the aggregate materially adversely affect such Stockholder's ability to consummate the sale of the Shares in accordance with the terms hereof, (ii) materially adversely affect the Shares or (iii) result in the imposition of any liability, cost or expense on the Purchaser, Holdings, the Company or the LLC (as defined below) in excess of $5,000 or
(b) are violations of law asserted by the Company or its stockholders. This Agreement is the valid and binding obligation of each Stockholder and is legally enforceable against each Stockholder in accordance with its terms.

            2.3 Investigation and Access. Such Stockholder has had access to the books and financial and operational records of the Company and to all of the documents and information relating to the operations and activities of the Company. Prior to the execution of this Agreement, each Stockholder examined such books, records, documents, and information to its satisfaction, and has been given the opportunity to ask, and has asked and received answers to any questions it has had concerning any and all aspects of the operations and activities of the Company.

            2.4 Ownership. Upon consummation of the sale provided for in this Agreement, such Stockholder will not own any shares of the issued and outstanding stock of the Company, nor will such Stockholder have any direct or indirect right or interest in acquiring any further interest in the Company or in Nordstrom.com LLC, a limited liability company (the "LLC"). Other than options issued to employees or to directors or warrants issued to Lifesketch Employee Trust, such Stockholder is not aware of any other outstanding rights, options or warrants to acquire any interest in the Company or the LLC.

     3. Purchaser's Warranties and Representations. The Purchaser hereby represents and warrants to each Stockholder that as of the date hereof and as of the Closing, the following statements are and will be true and correct:

            3.1 Authority to Purchase. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to purchase the Shares and to consummate the transactions provided for in this Agreement. The execution, delivery and performance of this Agreement by the Purchaser does not and will not violate any provision of any law, regulation or order applicable to the Purchaser, and does not and will not result in the breach of, or constitute a default under, any indenture or other agreement or instrument to which the Purchaser is a party or by which the Purchaser's assets may be bound or affected, or, except for (a) the advance notification requirements of HSR Act or (b) such notifications to the Company as may be required pursuant to Section 3.7 of the Preferred Stock Purchase Agreement, require any filing with or notification to any governmental authority or the Company. The foregoing representation is qualified by those violations, breaches or defaults that (a) would not individually or in the aggregate materially adversely affect such Stockholder's ability to consummate the sale of the Shares hereunder or (b) are violations of law asserted by the stockholders of the Company. This Agreement is the valid and binding obligation of the Purchaser and is legally enforceable against the Purchaser in accordance with its terms.

            3.2 Familiarity With Business. The Purchaser has had access to the books and financial and operational records of the Company and to all of the documents and information relating to the operations and activities of the Company. Prior to the execution of this Agreement, the Purchaser has examined such books, records, documents, and information to its satisfaction, and has been given the opportunity to ask, and has asked and received answers to any questions it has had concerning any and all aspects of the operations and activities of the Company. The Purchaser is intimately familiar with the business affairs, books and records of the Company.

            3.3 Investment Intent. The Purchaser is purchasing the Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended.

     4.     Condition to Closing.

            4.1 Condition to the Stockholders' Obligations at Closing. Each Stockholder's obligation to sell its Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following condition, which may be waived in writing in whole or in part by the holders of a majority of the Shares.

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                    (a)     The representations and warranties made by the
Purchaser herein shall be true and correct when made, and shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the same date; and the Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing, except for such failures to perform as to which the Purchaser has provided advance written notice to the Stockholders and that would not materially adversely affect the Purchaser's ability to consummate the purchase of the Shares in a timely manner and perform its obligations hereunder.

            4.2 Conditions to the Purchaser's Obligations at Closing. The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any of which may be waived in writing in whole or in part by the Purchaser .

                    (a) The representations and warranties made by all of the Stockholders herein shall be true and correct when made, and shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the same date; and the Stockholders shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing, except for such failures to perform as to which the Stockholders have provided advance written notice to Purchaser and that would not materially adversely affect the Stockholders' ability to consummate the sale of the Shares in a timely manner and perform their respective obligations hereunder.

                    (b) The Stockholders shall have complied with the notice requirement under Section 3.7 of the Preferred Stock Purchase Agreement.

            4.3 Conditions to Each Party's Obligations at Closing. Each party's respective obligations to purchase or sell the Shares at the Closing are subject to the fulfillment of the condition that (a) any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and (b) no provision of any applicable law and no judgment, restraining order, preliminary injunction, order or decree of any court or other governmental authority of competent jurisdiction shall be in effect and have the effect of prohibiting or enjoining the consummation of the Closing.

     5.     Further Agreements.

            5.1 Voting Agreement. Except for matters described or provided for in the Proxy (as defined below), each Stockholder agrees that, from the date hereof until the Closing, at (a) any meeting of the stockholders of the Company or the holders of Series B and Series C Preferred Stock of the Company, however called, or (b) in any action by written consent of the stockholders of the Company or the holders of Series B and Series C Preferred of the Company, such Stockholder shall not vote its Shares in favor of, or consent with respect to its Shares to, any matter or agreement that would require the approval of the holders of at least a majority of the then outstanding shares of Series B and Series C Preferred Stock of the Company (voting together as a single class and not as separate series and on an as converted basis). Nothing in this Section 5.1 is intended to limit Purchaser's or its representative's ability to exercise its rights under the Proxy.

            5.2 Proxy. Contemporaneously with the execution of this Agreement, the Stockholders will execute and deliver the appropriate limited proxy in the forms attached hereto as Exhibit A and Exhibit B (the "Proxy").

            5.3 Company Information. Each Stockholder shall continue to maintain the confidentiality of all confidential and proprietary information of the Company.

            5.4 Nondisparagement. Stockholders agree not to make any statements that are defamatory in nature or in any way disparaging of the Purchaser, the Company, the LLC or Holdings, or their respective officers, directors, members, employees or agents. Purchaser and Holdings agree not to make any statements that are defamatory in nature or in any way disparaging of Stockholders, their respective officers, directors, partners, members, employees or agents.

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            5.5     HSR Filing; Further Action.  Each of the parties hereto
shall make its respective filings, if any, no later than four business days after the date hereof and thereafter promptly make any other required submissions, if any, under the HSR Act. Each of the parties shall take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions provided for in this Agreement. Without in any way limiting the foregoing, Purchaser shall (a) pay any fees that may be payable in connection with advance notification or any other submissions under the HSR Act, (b) promptly furnish all materials required by any governmental authority and (c) (i) from the date hereof through July 31, 2002, take all reasonable actions and use all reasonable efforts to have declared effective or obtained all filings, approvals or consents or other action by governmental authorities or other third parties, as may be required under the HSR Act, other federal antitrust laws or otherwise for the consummation of the Closing and (ii) thereafter, do all things necessary in order to effect the foregoing and consummate the Closing, including any restructuring of its business or holding separate or otherwise disposing of all or part of the Shares as may be required thereby. The foregoing shall not prevent the Stockholders in the event the Closing has not occurred prior to September 1, 2002, from exercising their right under
Section 1.1 of the Put Agreement; provided, however, that: (a) if Purchaser complies with its obligations under the preceding sentences of this Section 5.5, (b) Purchaser is not in breach of any of its other obligations herein and (c) the Closing has not occurred on or before August 31, 2002 solely because of the continuation of the waiting period or extension thereof under the HSR Act, then (x) the Stockholders shall forebear during the term of this Agreement from exercising, during the thirty (30) day period beginning September 1, 2002 (the "Exercise Period"), their right under Section 1.1 of the Put Agreement (the "Put Right"), (y) the Purchase Price shall be increased to include interest from June 15, 2002 through Closing at a rate equivalent to the Prime rate as such rate may be published from time to time in the Wall Street Journal and (z) the Exercise Period (but not any event that would give rise to a termination of the Put Right) and the applicable Put Closing Date as referenced in Section 1.2(b)(i)(A) of the Put Agreement (the "Put Closing Date") shall be tolled until the earlier of (1) the Closing, in which the event the Put Right shall be extinguished or (2) the termination of this Agreement in accordance with Section 6.9 hereof, in which event the Exercise Period and the Put Closing Date, each as appropriately tolled, shall be reinstated and the Put Right shall be exercisable as otherwise provided in Section 1.1 of the Put Agreement. No Initial Public Offering (as defined in the Put Agreement) or Series D Preferred Stock financing described on Exhibit B to the Put Agreement (a "Series D Financing") approved by the board of directors of the Company during such time as the Proxy is outstanding shall constitute an Initial Public Offering or Series D Financing for purposes of Section 1.1 of the Put Agreement.

            5.6     Releases and Covenants not to Sue.

                    (a) Except for the obligations set forth in this Agreement, and effective upon the Closing, Purchaser and Holdings, on their own behalf and on behalf of all past and present and future affiliates (including the Company, the LLC and any other entity to the extent Purchaser now has or hereafter obtains the right or ability to provide a release) of Purchaser and Holdings, their respective successors, assigns, shareholders, partners, officers, directors, members, attorneys, accountants, agents, lenders, insurers, managers and employees to the extent Purchaser or Holdings have the right or ability to provide such release on their behalf ("Purchaser Releasors"), release, absolve and forever discharge each of the Stockholders, and each of their respective successors, assigns, shareholders, partners, officers, directors, members, attorneys, accountants, agents, lenders, insurers, managers and employees ("Stockholder Releasees"), separately and collectively, from any and all manner of action or actions, cause or causes of action in law or equity, and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, costs or expenses of any kind or nature, alleged or not yet alleged, known or not yet known, which any Purchaser Releasor now has or hereafter may claim to have against the Stockhodler Releasees, with respect to the Shares, the Company, LLC, Holdings and the transactions contemplated under or in connection with that certain Joint Venture Agreement between the Purchaser and the Company dated August 24, 1999 (the "Joint Venture Agreement"), and the exhibits and schedules thereto ("Purchaser Released Claims"). From and after the Closing, Purchaser agrees that it will not, and will cause each and every other Purchaser Releasor directly or indirectly controlled by Purchaser not to, sue any Stockholder Releasee based in whole or in part on any Purchaser Released Claim, and Purchaser agrees to indemnify and hold harmless each Stockholder Releasee for and from any assertion against such Stockholder Releasee of a Purchaser Released Claim, including but not limited to legal and accounting fees and other costs of defense and liability.

                    (b) Except for any and all rights of indemnification and exculpation with respect to the Stockholders' representative on the Company's board of directors related to his position as a director of the Company,

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including any such right under the Company's Restated Certificate of
Incorporation, Bylaws or any insurance policy with respect thereto, and except for the obligations set forth in this Agreement, and effective upon the Closing, each Stockholder, on behalf of itself, and all past and present and future affiliated entities and their respective successors, assigns, shareholders, partners, officers, directors, members, attorneys, accountants, agents, lenders, insurers, managers and employees to the extent each Stockholder has the right or ability to provide such release on their behalf ("Stockholder Releasors") releases, absolves and forever discharges Purchaser, the Company, LLC, Holdings, and their respective successors, assigns, shareholders, partners, officers, directors, members, attorneys, accountants, agents, lenders, insurers, managers and employees ("Purchaser Releasees"), separately and collectively, from any and all manner of action or actions, cause or causes of action in law or equity, and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, losses, costs or expenses of any kind or nature, alleged or not yet alleged, known or not yet known, which any such Stockholder Releasor now has or hereafter may claim to have against the Purchaser Releasees, with respect to the Shares, the Company, LLC, Holdings and the transactions contemplated under or in connection with the Joint Venture Agreement and the exhibits and schedules thereto ("Stockholder Released Claims"). From and after the Closing, such Stockholder will not, and will cause each and every other of its Stockholder Releasors directly or indirectly controlled by such Stockholder not to, sue any Purchaser Releasee based in whole or in part on any Stockholder Released Claim, and each Stockholders agrees to indemnify and hold harmless each Purchaser Releasee for and from any assertion against such releasee by such Stockholder or its Stockholder Releasors of a Stockholder Released Claim, including but not limited to legal and accounting fees and other costs of defense and liability.

                    (c) The parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Stockholders and the Purchaser acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Stockholders and the Purchaser, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

            5.7 Additional Indemnification of Stockholder Releasees. In addition to the indemnification provided above, Purchaser agrees to indemnify and hold harmless each Stockholder Releasee, separately and collectively, from and against any and all manner of action or actions, cause or causes of action in law or equity, and all suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, expenses (including but not limited to any legal and accounting expenses), or any other right that any person or entity may assert relating to, or arising out of or in connection with (a) matters which would require the approval of holders of the Series B and Series C Preferred Stock of the Company (voting together as a single class and not as separate series and on an as converted basis), (b) this Agreement (other than any claim for breach of an obligation of a Stockholder under this Agreement), including the grant of the Proxy or any exercise of the Proxyholder's rights under the Proxy, or (c) occurrences, events, acts or omissions involving the Company, the LLC or Holdings after the Closing, including, but not limited to, fees and other costs of defense and liability.

            5.8 Reimbursement of Indemnification Expenses. In the event that any third party claim is made for which indemnity is provided hereunder, the party seeking indemnity ("Indemnified Party") shall promptly notify the
party from whom indemnity is sought ("Indemnifying Party").   The
Indemnifying Party shall reimburse the Indemnified Party on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and expenses and reasonable out-of-pocket expenses incurred in the defense of any claims as to which indemnification is available hereunder, in addition to any finally-determined liability or reasonable settlement amount.

            5.9 Mutual Support. Each party will not directly or indirectly take any action or assist any other person or entity to take any action which would preclude the consummation of this transaction in accordance with the terms of this Agreement or the exercise of any rights with respect thereto.

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     6.     Miscellaneous

            6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Washington as applied to agreements among Washington residents, made and to be performed entirely within the state of Washington.

            6.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchaser and the Closing of the transaction contemplated hereby.

            6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            6.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and this Agreement supercedes all other written and oral agreements of the parties with respect to these matters. Notwithstanding the foregoing, the provisions of the Put Agreement shall survive until the Closing.

            6.5 Amendments. Purchaser and holders of a majority of the Shares may amend, modify or supplement this Agreement only in writing, duly executed on behalf of each of the parties to be bound thereby.

            6.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable laws, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

            6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

            6.8 Further Action. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

            6.9 Termination. This Agreement and the Proxy may be terminated at any time prior to the Closing:

                    (a) by mutual written consent of the Purchaser and holders of a majority of the Shares;

                    (b) by notice of the Purchaser to the Stockholders, or, by holders of a majority of the Shares to the Purchaser:

                            (i)     if any governmental authority of
competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the purchase and sale of the Shares, notwithstanding Purchaser's willingness to comply with its obligations under clause (c)(ii) of the third sentence of Section 5.5 hereof; or

                            (ii)     if the Closing shall have not been
consummated on or before December 31, 2002, unless the failure to consummate the Closing by such date is the result of (A) a breach of, or a delay in fulfilling its obligations under, this Agreement by the party seeking to terminate this Agreement or (B) a failure to satisfy the condition to Closing set forth in Section 4.3(a) hereof; or

                    (c) by notice of holders of a majority of the Shares to the Purchaser, if the Closing shall not have been consummated on or before December 31, 2002 solely as a result of the failure to satisfy the closing condition set forth in Section 4.3 hereof, unless the failure to satisfy such Closing condition is the result a breach of, or a delay in fulfilling its obligations under, this Agreement by the Stockholders.

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     In the event that this Agreement is validly terminated as provided in this Section 6.9, then each of the parties herein shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Stockholders or the Purchaser; provided, however, that the obligations of the parties set forth in Sections 5.5, 5.7 and 5.8 and in Sections 6.1 through
6.13 hereof shall survive any such termination and shall be enforceable hereunder; provided, further, however, that nothing in this Section 6.9 shall relieve the Stockholders or the Purchaser of any liability for breach of this Agreement.

            6.10 Stockholder Representatives. Each Stockholder signs solely in its capacity as the owner of its Shares and nothing contained herein shall limit or affect any action taken by any individual who is a director of the Company in his or her capacity as a director of the Company and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

            6.11     Specific Performance.   The Purchaser and Stockholders
acknowledge and agree that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees the other parties will be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any competent court having jurisdiction over the parties, in addition to any other remedy to which they might be entitled at law or in equity.

            6.12 Assignment. Except for an assignment or transfer to a wholly-owned subsidiary with prior notice to the non-assigning party, this Agreement shall not be assignable or transferable, in whole or in part, by any of the parties hereto except upon the express prior written consent of each of the other parties hereto; provided, however, that no such assignment or transfer shall relieve the assignor of any of its obligations under this Agreement.

            6.13 Attorneys' Fees. If it shall be necessary for any party to this Agreement to employ an attorney to enforce their rights pursuant to this Agreement because of the default of








                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] another party(s), the defaulting party(s) shall reimburse the prevailing party for reasonable attorneys' fees and expenses.




     IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

BENCHMARK CAPITAL PARTNERS III, L.P.     NORDSTROM, INC.
as nominee for
Benchmark Capital Partners III, L.P.
Benchmark Founders Fund III, L.P.
Benchmark Founders Fund III-A, L.P       By: /s/ Blake W. Nordstrom
Benchmark Members Fund III, L.P.            ------------------------------
                                         Its:  President
                                            ------------------------------





By:   Benchmark Capital Management Co. III, L.L.C., its general partner



By:   /s/ Steven M. Spurlock
      ---------------------------------
Its:  Managing Member
      ---------------------------------



MADRONA RETAIL PARTNERS I, LLC



By:   /s/ Thomas Alberg
      ---------------------------------
Its:  Managing Member
      ---------------------------------

                                                                   SCHEDULE A


          HOLDERS OF SERIES C PREFERRED STOCK OF NORDSTROM.COM, INC.

Name of Stockholder                    Number of Shares of Series C Preferred
                                       Stock
-------------------                    --------------------------------------
Benchmark Capital Partners III, L.P.   3,217,503.15
Benchmark Founders' Fund III, L.P.       938,223.87
Benchmark Founders' Fund III-A, L.P.     254,128.83
Benchmark Members' Fund III, L.P.         94,594.59
Madrona Retail Partners I, LLC           300,300.30

                                                                    EXHIBIT A


                                LIMITED PROXY
                            OF THE STOCKHOLDERS OF
                             NORDSTROM.COM, INC.

                                May ___, 2002

     The undersigned hereby appoint Blake W. Nordstrom and Joel T. Stinson, or either of them, with full power and substitution, proxies and attorney's in fact, to vote all shares of stock of Nordstrom.com, Inc. (the "Company") held by the undersigned with respect to the nomination, appointment, election, or removal of any person as a member of the board of directors of Nordstrom.com, Inc., such appointed proxies to have all powers and rights the undersigned would possess if personally voted by the undersigned with respect thereto, including the power to consent as stockholder of the Company to effect any such action and to waive any notice with respect thereto. This Proxy is coupled with an interest and irrevocable until Purchaser acquires ownership of the shares represented hereby. This Proxy shall terminate as provided in Section 6.9 of that certain Stock Purchase Agreement dated as of May __, 2002 by and among the holders of Series C Preferred Stock of the Company listed on the attached Schedule A thereto and Nordstrom, Inc., a Washington corporation; provided, however, that any such termination shall not affect the validity of any action previously taken with respect to this Proxy.

     This Proxy may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and shall be effective as of the date first set forth above.



Date of Execution:  May ___, 2002      BENCHMARK CAPITAL PARTNERS III, L.P.
                                       as nominee for
                                       Benchmark Capital Partners III, L.P.
                                       Benchmark Founders Fund III, L.P.
                                       Benchmark Founders Fund III-A, L.P
                                       Benchmark Members Fund III, L.P.

                                       By:  Benchmark Capital Management
                                            Co. III, L.L.C., its general
                                            Partner





                                       By:________________________________
                                       Its:  Managing Member

                                                                    EXHIBIT B


                                 LIMITED PROXY
                            OF THE STOCKHOLDERS OF
                             NORDSTROM.COM, INC.

                                May ___, 2002

     The undersigned hereby appoints Blake W. Nordstrom and Joel T. Stinson, or either of them, with full power and substitution, proxies and attorney's in fact, to vote all shares of stock of Nordstrom.com, Inc. (the "Company") held by the undersigned with respect to the nomination, appointment, election, or removal of any person as a member of the board of directors of Nordstrom.com, Inc., such appointed proxies to have all powers and rights the undersigned would possess if personally voted by the undersigned with respect thereto, including the power to consent as stockholder of the Company to effect any such action and to waive any notice with respect thereto. This Proxy is coupled with an interest and irrevocable until Purchaser acquires ownership of the shares represented hereby. This Proxy shall terminate as provided in Section 6.9 of that certain Stock Purchase Agreement dated as of May __, 2002 by and among the holders of Series C Preferred Stock of the Company listed on the attached Schedule A thereto and Nordstrom, Inc., a Washington corporation; provided, however, that any such termination shall not affect the validity of any action previously taken with respect to this Proxy.

     This Proxy may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and shall be effective as of the date first set forth above.


Date of Execution:  May __, 2002        MADRONA RETAIL PARTNERS I, LLC




                                        By:________________________________
                                        Its:  Managing Member